Exhibit 31.1

REVISED CERTIFICATION

I, John Kehoe, certify that:

1. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of MS Structured Asset Corp. on behalf of the trusts specified on Annex A hereto;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the depositor by the trustee under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports; and

4. I am responsible for reviewing the activities performed by the depositor and the trustee under the pooling and servicing, or similar, agreement and based upon my knowledge and the annual compliance review required under that agreement, and except as disclosed in the reports, the depositor and trustee have each fulfilled its obligations under that agreement.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: LaSalle Bank National Association and its officers and agents.


                                              By:  /s/ John Kehoe
                                                  -------------------------
                                              Name:  John Kehoe
                                              Title: Vice President
                                              Date:  February 19, 2004

                                                                         Annex A
                                         to Revised Rule 13a-14(d) Certification

                 Trusts Included in Rule 13a-14(d) Certification

SATURNS Trust No. 2001-1
SATURNS Trust No. 2001-2
SATURNS Trust No. 2001-3
SATURNS Trust No. 2001-4
SATURNS Trust No. 2001-5
SATURNS Trust No. 2001-6
SATURNS Trust No. 2001-7
SATURNS Trust No. 2001-8
SATURNS Trust No. 2002-1
SATURNS Trust No. 2002-3
SATURNS Trust No. 2002-4
SATURNS Trust No. 2002-5
SATURNS Trust No. 2002-6
SATURNS Trust No. 2002-7
SATURNS Trust No. 2002-8
SATURNS Trust No. 2002-9
SATURNS Trust No. 2002-10
SATURNS Trust No. 2002-11
SATURNS Trust No. 2002-12
SATURNS Trust No. 2002-13
SATURNS Trust No. 2002-14